Exhibit 99.2

PLATINUM BANK HOLDING COMPANY

Brandon, Florida

Unaudited Condensed Consolidated Financial Statements

At September 30, 2016 and 2015 and for the Years Then Ended

(Together with Independent Auditors' Report)

PLATINUM BANK HOLDING COMPANY

Condensed Consolidated Balance Sheets

($ in thousands, except per share amounts)

	As of	As of
Assets	September 30, 2016	December 31, 2015
	(Unaudited)
Cash and due from banks	$14,548	9,011
Interest-bearing deposits with banks	34,288	29,425
Total cash and cash equivalents	48,836	38,436
Time deposits with banks	40,518	43,375
Securities available for sale	33,500	36,316
Loans, net of allowance for loan losses of $5,084 and $4,802 in 2016 and 2015	447,337	429,007
Accrued interest receivable	1,203	1,232
Foreclosed real estate	1,636	1,953
Federal Home Loan Bank stock, at cost	1,653	1,887
Premises and equipment, net	8,947	9,292
Other assets	420	665
Total assets	$584,050	562,163
Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	157,592	148,274
Savings and NOW deposits	114,058	96,743
Money-market deposits	16,669	14,062
Time deposits	204,743	206,460
Total deposits	493,062	465,539
Other borrowings	6,441	5,299
Subordinated debenture	-	13,800
Term loan	7,276	-
Federal Home Loan Bank advances	27,000	32,000
Official checks	749	849
Accrued interest payable and other liabilities	2,109	1,163
Total liabilities	536,637	518,650
Commitments (Note 5)
Stockholders' equity:
Common stock, $5 par value; 3,000,000 shares authorized, 1,111,134 and 1,096,134 shares issued and outstanding	5,556	5,481
Additional paid-in capital	10,649	10,281
Retained earnings	30,715	27,869
Accumulated other comprehensive income (loss)	493	(118)
Total stockholders' equity	47,413	43,513
Total liabilities and stockholders' equity	$584,050	562,163

See Accompanying Notes to Condensed Consolidated Financial Statements.

PLATINUM BANK HOLDING COMPANY

Condensed Consolidated Statements of Earnings (Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2016	2015
Interest income:
Loans	$16,745	16,285
Securities	575	558
Other interest-earning assets	395	159
Total interest income	17,715	17,002
Interest expense:
Deposits	2,072	2,095
Subordinated debenture	2	155
Borrowings	570	386
Total interest expense	2,644	2,636
Net interest income	15,071	14,366
Provision for loan losses	362	37
Net interest income after provision for loan losses	14,709	14,329
Noninterest income:
Fees and service charges on deposit accounts	310	205
Other service charges and fees	311	192
Loss on sale of securities available for sale, net	-	(1)
Total noninterest income	621	396
Noninterest expenses:
Salaries and employee benefits	7,131	6,740
Occupancy and equipment	910	939
Stationery, printing and supplies	102	99
Advertising	294	349
Data processing	525	503
Professional fees	384	334
FDIC assessments	344	331
Foreclosed real estate	414	445
Other	657	674
Total noninterest expenses	10,761	10,414
Net earnings	$4,569	4,311
Earnings per Share:
Basic	$4.16	3.93
Diluted	$4.15	3.92

See Accompanying Notes to Condensed Consolidated Financial Statements.

PLATINUM BANK HOLDING COMPANY

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2016	2015
Net earnings	$4,569	4,311
Other comprehensive income (loss):
Change in unrealized gain (loss) on securities:
Unrealized gain (loss) arising during the year	611	(165)
Reclassification adjustment for realized loss	-	1
Total other comprehensive income (loss)	611	(164)
Comprehensive income	$5,180	4,147

See Accompanying Notes to Condensed Consolidated Financial Statements.

PLATINUM BANK HOLDING COMPANY

Condensed Consolidated Statements of Changes in Stockholders' Equity

Nine Months Ended September 30, 2016 and 2015

(In thousands)

				Accumulated
				Other
				Compre-
		Additional		hensive	Total
	Common	Paid-In	Retained	(Loss)	Stockholders'
	Stock	Capital	Earnings	Income	Equity
Balance at December 31, 2014	$5,431	10,029	23,733	382	39,575
Dividends paid (unaudited)	-	-	(1,575)	-	(1,575)
Net earnings (unaudited)	-	-	4,311	-	4,311
Stock based compensation (unaudited)	-	7	-	-	7
Exercised stock options (10,000 shares) (unaudited)	50	240	-	-	290
Net change in unrealized gain on securities available for sale (unaudited)	-	-	-	(164)	(164)
Balance at September 30, 2015 (unaudited)	$5,481	10,276	26,469	218	42,444
Balance at December 31, 2015	$5,481	10,281	27,869	(118)	43,513
Dividends paid (unaudited)	-	-	(1,723)	-	(1,723)
Net earnings (unaudited)	-	-	4,569	-	4,569
Stock based compensation (unaudited)	-	8	-	-	8
Exercised stock options (15,000 shares) (unaudited)	75	360	-	-	435
Net change in unrealized loss on securities available for sale (unaudited)	-	-	-	611	611
Balance at September 30, 2016 (unaudited)	$5,556	10,649	30,715	493	47,413

See Accompanying Notes to Condensed Consolidated Financial Statements.

PLATINUM BANK HOLDING COMPANY

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2016	2015
Cash flows from operating activities:
Net earnings	$4,569	4,311
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	426	429
Amortization of discounts and premiums on securities and deferred loan fees, net	(43)	(30)
Provision for loan losses	362	37
Loss on sale of securities available for sale, net	-	1
Stock-based compensation	8	7
Decrease (increase) in accrued interest receivable	29	(20)
Decrease (increase) in other assets	245	(107)
Decrease in official checks	(100)	(892)
Increase in accrued interest payable and other liabilities	946	1,258
Gain on sale of foreclosed real estate	(7)	(14)
Write-down of foreclosed real estate	129	248
Net cash provided by operating activities	6,564	5,228
Cash flows from investing activities:
Net decrease (increase) in time deposits with banks	2,857	(12,392)
Purchase of securities available for sale	(3,174)	(9,801)
Principal repayments, maturities and calls of securities available for sale	6,449	8,901
Proceeds from sale of securities available for sale	-	3,198
Redemption (purchase) of Federal Home Loan Bank stock	234	(34)
Net increase in loans	(18,987)	(23,067)
Net purchase of premises and equipment	(81)	(249)
Proceeds from sale of foreclosed real estate	685	685
Net cash used in investing activities	(12,017)	(32,759)
Cash flows from financing activities:
Net increase in deposits	27,523	52,536
Net decrease in FHLB advances	(5,000)	-
Repayment of Subordinated Debenture	(13,800)	-
Net proceeds of Term Loan	7,276	-
Increase in other borrowings	1,142	1,815
Dividends paid	(1,723)	(1,575)
Proceeds from exercise of stock options	435	290
Net cash provided by financing activities	15,853	53,066
Net increase in cash and cash equivalents	10,400	25,535
Cash and cash equivalents at beginning of period	38,436	33,473
Cash and cash equivalents at end of period	$48,836	59,008
Supplemental disclosure of cash flow information:
Cash paid during the period for-Interest	$2,487	2,354
Noncash transactions:
Accumulated other comprehensive income (loss) net change in unrealized gain (loss) on securities available for sale	$(611)	(164)
Transfer of loans to foreclosed real estate	$490	132

See Accompanying Notes to Condensed Consolidated Financial Statements.

PLATINUM BANK HOLDING COMPANY

Notes to Condensed Consolidated Financial Statements (Unaudited)

At September 30, 2016 and For the Nine Month Periods Ended September 30, 2016 and 2015

(1)  Summary of Significant Accounting Policies

Organization.  Platinum Bank Holding Company (the "Holding Company") owns 100% of the outstanding common stock of Platinum Bank (the "Bank") (collectively the "Company").  The Holding Company's primary activity is the operation of the Bank. The Bank is a state (Florida)-chartered commercial bank. The Bank offers a variety of community banking services to individuals and corporate customers through its three banking offices located in Hillsborough County, three banking offices located in Polk County and one banking office located in Pinellas County, Florida. The deposits of the Bank are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC").

In the opinion of management, the accompanying condensed consolidated financial statements of the Company contain all adjustments (consisting principally of normal recurring accruals) necessary to present fairly the financial position at September 30, 2016, and the results of operations for the nine month periods ended September 30, 2016 and 2015. The results of operations for the nine months ended September 30, 2016, respectively, are not necessarily indicative of the results to be expected for the full year.

Management has evaluated all significant events occurring subsequent to the balance sheet date through January 6, 2017, which is the date the condensed consolidated financial statements were available to be issued, determining no events require additional disclosure in the condensed consolidated financial statements.

On October 17, 2016, the Company and CenterState Banks, Inc. ("CenterState") agreed to merge the two companies for a total consideration of $83.9 million. Under the merger agreement, the Company agreed to merge the Bank with and into CenterState Bank of Florida, N.A. ("CSB"), a Florida national-chartered bank and wholly-owned subsidiary of CenterState, with CSB as the surviving bank in the merger. Subject to the terms of the merger agreement, the Company's shareholders received 3.7832 shares of CenterState's common stock and $7.60 in cash for each share of common stock they held. In the opinion of management, the transaction represents a strategic and financially attractive combination of both companies' shareholders with significant earnings accretion and accelerated profitability. The merger is expected to be completed in the second quarter of 2017 and is pending regulatory and shareholder approval.

The following is a description of the significant accounting policies and practices followed by the Company, which conform to accounting principles generally accepted in the United States of America ("GAAP") and prevailing practices within the banking industry.

Principles of Consolidation.  The condensed consolidated financial statements include the accounts of the Holding Company and the Bank.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates.  In preparing condensed consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of foreclosed real estate.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(1)  Summary of Significant Accounting Policies, Continued

Securities.  The Company may classify its securities as either trading, held to maturity or available for sale. Trading securities are held principally for resale and recorded at their fair values.

Unrealized gains and losses on trading securities are included immediately in earnings.  Held-to-maturity securities are those which the Company has the positive intent and ability to hold to maturity and are reported at amortized cost.  Available-for-sale securities consist of securities not classified as trading securities nor as held‑to‑maturity securities.  Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported in accumulated other comprehensive income (loss).  Gains and losses on the sale of available‑for‑sale securities are recorded on the trade date and are determined using the specific‑identification method. Premiums and discounts on securities are recognized in interest income using the interest method over the period to maturity.

Loans.  Loans that management has the intent and the Company has the ability to hold for the foreseeable future or until maturity or pay‑off are reported at their outstanding principal adjusted for any charge‑offs, the allowance for loan losses, and any deferred fees or costs.

Commitment and loan origination fees are deferred and certain direct origination costs are capitalized, both are recognized as an adjustment of the yield of the related loan.

The accrual of interest on all loans is discontinued at the time the loan is ninety days delinquent unless the loan is well-collateralized and in process of collection.  In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Past due status is based on contractual terms of the loans.

All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income.  The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses.  The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings.  Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. There were no changes in the Company's accounting policies or methodology during the nine months ended September 30, 2016 or for the year ended December 31, 2015.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(1)  Summary of Significant Accounting Policies, Continued

Allowance for Loan Losses, Continued.  The allowance consists of specific and general components. The specific component relates to loans that are classified as impaired.  For such loans an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.  The general component covers all other loans and is based on historical loss experience adjusted for qualitative factors.

The historical loss component of the allowance is determined by losses recognized by portfolio segment over the preceding two years. This is supplemented by the risks for each portfolio segment. Risk factors impacting loans in each of the portfolio segments include any deterioration of property values, reduced consumer and business spending as a result of unemployment and reduced credit availability and lack of confidence in the economy. The historical experience is adjusted for the following qualitative factors: (a) the existence and effect of any concentrations of credit and changes in the level of such concentrations; (b) changes in national, regional and local economic conditions that affect the collectability of the loan portfolio; (c)  changes in levels or trends in charge-offs and recoveries; (d) changes in the volume and severity of past due loans, nonaccrual loans or loans classified special mention, substandard, doubtful or loss; (e) changes in the nature and volume of the loan portfolio and terms of loans; (f) changes in lending policies and procedures, risk selection and underwriting standards; (g) changes in the experience, ability and depth of lending management and other relevant staff; (h) quality of  loan review and Board of Directors oversight; and (i) the effect of other external factors, trends or uncertainties that could affect management's estimate of probable losses, such as competition and industry conditions.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Comprehensive Income.  Accounting principles generally require that recognized revenue, expenses, gains and losses be included in the consolidated statements of earnings.  Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the consolidated balance sheet, such items, along with net earnings, are components of comprehensive income.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(1)  Summary of Significant Accounting Policies, Continued

Stock Compensation Plan.  The Company expenses the fair value of any stock options granted.  The Company recognizes stock-based compensation in salaries and employee benefits for officers and employees in the consolidated statements of earnings.  The expense is recognized on a straight-line basis over the vesting period.

Off‑Balance‑Sheet Financial Instruments.  In the ordinary course of business the Company has entered into off‑balance‑sheet financial instruments consisting of unfunded loan commitments, available lines of credit and standby letters of credit.  Such financial instruments are recorded in the consolidated financial statements when they are funded.

Fair Value Measurements.  GAAP defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements.  Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The hierarchy describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

Level 3: Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(1)  Summary of Significant Accounting Policies, Continued

Fair Value Measurements Continued.  The following describes valuation methodologies used for assets measured at fair value:

Securities Available for Sale.  Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include highly liquid government bonds, certain mortgage products and exchange-traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows.  Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include certain collateralized mortgage and debt obligations and certain high-yield debt securities. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy. Securities classified within Level 3 include certain residual interests in securitizations and other less liquid securities.

Impaired Loans.  Estimates of fair value are determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers or local real estate brokers and the knowledge and experience of the Company's management related to values of properties in the Company's market areas. Management takes into consideration the type, location and occupancy of the property as well as current economic conditions in the area the property is located in assessing estimates of fair value. Accordingly, fair value estimates for impaired loans are classified as Level 3.

Foreclosed Real Estate.  Estimates of fair values are determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers or local real estate brokers and the knowledge and experience of the Company's management related to values of properties in the Company's market areas. Management takes into consideration the type, location and occupancy of the property as well as current economic conditions in the area the property is located in assessing estimates of fair value.  Accordingly, the fair values estimates for foreclosed real estate are classified as Level 3.

Fair Values of Financial Instruments.  The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

Cash and Cash Equivalents and Time Deposits with Banks.  The carrying amounts approximate their fair value.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(1)  Summary of Significant Accounting Policies, Continued

Fair Value Measurements, Continued.

Securities Available for Sale.  Fair values for securities available for sale are based on the framework for measuring fair value.

Federal Home Loan Bank Stock.  Federal Home Loan Bank stock is not publicly traded and the estimated fair value is based on its redemption value.

Loans.  For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values.  Fair values for fixed-rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Accrued Interest.  The carrying amount of accrued interest receivable and payable approximates its fair values.

Deposit Liabilities.  The fair values disclosed for demand, savings and NOW deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts).  Fair values for fixed-rate time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on time deposits to a schedule of aggregate expected monthly maturities of time deposits.

Other Borrowings.  The carrying amount of other borrowings approximate their fair value.

Federal Home Loan Bank Advances and Term Loan.  The fair value of Federal Home Loan Bank advances and the Term Loan is estimated using discounted cash flow analysis based on the Company's current incremental borrowing rates for similar types of borrowings.

Subordinated Debenture.  The carrying amounts approximate the fair value due to their restrictions on transferability and sale.

Off-Balance-Sheet Financial Instruments.  Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

Advertising.  The Company expenses all media advertising as incurred.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(1)  Summary of Significant Accounting Policies, Continued

Recent Pronouncements. In January 2016, the Financial Accounting Standards Board issued Accounting Standards Update ("ASU") 2016-01, Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which is intended to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information.  The ASU requires equity investments to be measured at fair value with changes in fair values recognized in net earnings, simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment and eliminates the requirement to disclose fair values, the methods and significate assumptions used to estimate the fair value of financial instruments measured at amortized cost.  These amendments are effective for the Company beginning January 1, 2018.  The adoption of this guidance is not expected to have a material impact on the Company's consolidated financial statements.

In February 2016, the FASB issued ASU 2016-2, Leases (Topic 842) which will require lessees to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with term of more than twelve months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. The new ASU will require both types of leases to be recognized on the balance sheet. The ASU also will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements. The ASU is effective for fiscal years beginning after December 15, 2019 and for interim periods within fiscal years beginning after December 15, 2020. The Company is in the process of determining the effect of the ASU on its consolidated balance sheets and statements of earnings. Early application will be permitted for all organizations.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(1)  Summary of Significant Accounting Policies, Continued

Recent Pronouncements, Continued.  In June 2016, FASB issued ASU No. 2016-13 Financial Instruments-Credit Losses (Topic 326). The ASU improves financial reporting by requiring timelier recording of credit losses on loans and other financial instruments held by the Company. The ASU requires the Company to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. The Company will continue to use judgment to determine which loss estimation method is appropriate for their circumstances. The ASU requires enhanced disclosures to help investors and other financial statement users better understand significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an organization's portfolio. These disclosures include qualitative and quantitative requirements that provide additional information about the amounts recorded in the financial statements. Additionally, the ASU amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The ASU will take effect for fiscal years, within those fiscal years, beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. The Company is in the process of determining the effect of the ASU on its consolidated balance sheets and statements of earnings. Early application will be permitted for all organizations.

(2)  Securities Available for Sale

Securities have been classified according to management's intent.  The carrying amounts of securities and their approximate fair values were as follows (in thousands):

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Available for Sale:
September 30, 2016:
Mortgage-backed securities	$26,431	439	-	26,870
Collateralized mortgage obligations	5,582	59	(9)	5,632
U.S. government agencies	994	4	-	998
Total	$33,007	502	(9)	33,500
December 31, 2015:
Mortgage-backed securities	28,985	93	(225)	28,853
Collateralized mortgage obligations	6,455	49	(37)	6,467
U.S. government agencies	994	2	-	996
Total	$36,434	144	(262)	36,316

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(2)  Securities Available for Sale, Continued

The scheduled maturities of securities available for sale at September 30, 2016 were as follows (in thousands):

	Amortized	Fair
	Cost	Value
Due after ten years	$994	998
Mortgage-backed securities	26,431	26,870
Collateralized mortgage obligations	5,582	5,632
Total	$33,007	33,500

The following summarizes sales of securities available for sale (in thousands):

	Nine months ended
	September 30,
	2016	2015
Proceeds from sales of securities	$-	3,198
Gross gains from sale of securities	$-	5
Gross losses from sale of securities	$-	(6)

Available-for-sale securities measured at fair value on a recurring basis are summarized below (in thousands):

		Fair Value Measurements Using
	Fair Value	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
At September 30, 2016:
Mortgage-backed securities	$26,870	-	26,870	-
Collateralized mortgage obligations	5,632	-	5,632	-
U.S. government agencies	998	-	998	-
Available-for-sale securities	$33,500	-	33,500	-

At December 31, 2015:
Mortgage-backed securities	28,853	-	28,853	-
Collateralized mortgage obligations	6,467	-	6,467	-
U.S. government agencies	996	-	996	-
Available-for-sale securities	$36,316	-	36,316	-

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(2)  Securities Available for Sale, Continued

During the nine months ended September 30, 2016 and 2015, no securities were transferred in or out of Level 1, Level 2 or Level 3.

At September 30, 2016 and December 31, 2015, securities with a fair value of approximately $8,550,000 and $6,718,000, respectively were pledged for other borrowings, and to the State of Florida to secure public deposits.  Also, at December 31, 2015, securities with a fair value of approximately $3,255,000, were pledged for Federal Home Loan Bank advances.

Securities with gross unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous loss position, are as follows (in thousands):

	Less Than Twelve Months		Over Twelve Months
	Gross		Gross
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value
At September 30, 2016:
Collateralized mortgage obligations	$(9)	1,411	-	-
	$(9)	1,411	-	-
At December 31, 2015:
Mortgage-backed securities	(160)	16,815	(65)	2,490
Collateralized mortgage obligations	(20)	2,876	(17)	500
	$(180)	19,691	(82)	2,990

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation.  Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At September 30, 2016, the unrealized losses on two securities were caused by market conditions.  It is expected that the securities would not be settled at a price less than the par value of the investments.  Because the decline in fair value is attributable to changes in market conditions and not credit quality, and because the Company has the ability and intent to hold these investments until a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(3)  Loans

The components of loans are as follows (in thousands):

	At September 30,	At December 31,
	2016	2015
Real estate mortgage:
Commercial real estate	$250,143	238,629
Residential real estate	50,574	47,315
Construction and land	51,258	34,007
Total real estate mortgage	351,975	319,951
Commercial	97,537	112,177
Consumer and other	3,361	2,022
Total loans	452,873	434,150
Deduct:
Deferred loan fees, net	(452)	(341)
Allowance for loan losses	(5,084)	(4,802)
Loans, net	$447,337	429,007

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(3)  Loans, Continued

An analysis of the change in the allowance for loan losses follows (in thousands):

	Real		Consumer
	Estate		and
	Mortgage	Commercial	Other	Total
Nine Months Ended September 30, 2016:
Beginning balance	$3,422	1,368	12	4,802
Provision (Credit) for loan losses	657	(303)	8	362
Charge-offs	(253)	-	-	(253)
Recoveries	168	5	-	173
Ending balance	$3,994	1,070	20	5,084

Nine Months Ended September 30, 2015:
Beginning balance	3,547	1,279	17	4,843
(Credit) provision for loan losses	33	8	(4)	37
Charge-offs	(40)	-	-	(40)
Recoveries	30	6	1	37
Ending balance	$3,570	1,293	14	4,877

At September 30, 2016:
Individually evaluated for impairment:
Recorded investment	$956	825	-	1,781
Balance in allowance for loan losses	$8	273	-	281
Collectively evaluated for impairment:
Recorded investment	$351,019	96,712	3,361	451,092
Balance in allowance for loan losses	$3,986	797	20	4,803

At December 31, 2015:
Individually evaluated for impairment:
Recorded investment	$2,859	540	-	3,399
Balance in allowance for loan losses	$28	123	-	151
Collectively evaluated for impairment:
Recorded investment	$317,092	111,637	2,022	430,751
Balance in allowance for loan losses	$3,394	1,245	12	4,651

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(3)  Loans, Continued

The Company has divided the loan portfolio into three portfolio segments, each with different risk characteristics and methodologies for assessing risk. All loans are underwritten based upon standards set forth in the policies approved by the Company's board of directors.  The portfolio segments identified by the Company are as follows:

Real Estate Mortgage.  Real estate mortgage loans are typically segmented into three classes: Commercial real estate, Residential real estate and Construction and land. Commercial real estate loans are secured by the subject property and are approved based on standards that include, among other factors, loan to value limits, cash flow coverage and general creditworthiness of the obligors. Residential real estate loans are approved based on standards which include repayment capacity and source, value of the underlying property, credit history and stability. Construction loans to borrowers are to finance the construction of owner occupied and lease properties. These loans are categorized as construction loans during the construction period, later converting to commercial or residential real estate loans after the construction is complete and amortization of the loan begins. Real estate development and construction loans are approved based on an analysis of the borrower and guarantor, the viability of the project and on an acceptable percentage of the appraised value of the property securing the loan. Real estate development and construction loan funds are disbursed periodically based on the percentage of construction completed. The Company carefully monitors these loans with on-site inspections and requires the receipt of lien waivers on funds advanced. Development and construction loans are typically secured by the properties under development or construction, and personal guarantees are typically obtained. Further, to assure that reliance is not placed solely on the value of the underlying property, the Company considers the market conditions and feasibility of proposed projects, the financial condition and reputation of the borrower and guarantors, the amount of the borrower's equity in the project, independent appraisals, cost estimates and pre-construction sale information. The Company also makes loans on occasion for the purchase of land for future development by the borrower. Land loans are extended for the future development for either commercial or residential use by the borrower. The Company carefully analyzes the intended use of the property and the viability thereof.

Commercial.  Commercial loans are primarily underwritten on the basis of the borrowers' ability to service such debt from income. The cash flows of borrowers, however, may not be as expected and the collateral securing these loans may fluctuate in value. As a general practice, the Company takes as collateral a security interest in any available real estate, equipment, or other chattel, although loans may also be made on an unsecured basis. Collateralized working capital loans typically are secured by short-term assets whereas long-term loans are primarily secured by long-term assets.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(3)  Loans, Continued

Consumer and Other.  Consumer and other loans are extended for various purposes, including purchases of automobiles, recreational vehicles, and boats. The Company also offers home improvement loans, lines of credit, personal loans, and deposit account collateralized loans. Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions in their market areas such as unemployment levels. Loans to consumers are extended after a credit evaluation, including the creditworthiness of the borrower(s), the purpose of the credit, and the secondary source of repayment. Consumer loans are made at fixed and variable interest rates and may be made on terms of up to ten years. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

The following summarizes the loan credit quality (in thousands):

	Real Estate Mortgage
	Commercial	Residential	Construction		Consumer
	Real	Real	and		and
	Estate	Estate	Land	Commercial	Other	Total
Credit Risk Profile by Internally Assigned
Grade:

At September 30, 2016:
Grade:
Pass	$246,513	49,735	50,781	96,458	3,361	446,848
Special mention	2,093	81	-	147	-	2,321
Substandard	1,537	758	477	932	-	3,704
Total	$250,143	50,574	51,258	97,537	3,361	452,873
At December 31, 2015:
Grade:
Pass	231,791	46,713	34,007	109,667	2,022	424,200
Special mention	3,952	-	-	1,239	-	5,191
Substandard	2,886	602	-	1,271	-	4,759
Total	$238,629	47,315	34,007	112,177	2,022	434,150

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors.

The Company analyzes loans individually by classifying the loans as to credit risk. Loans classified as substandard or special mention are reviewed quarterly by the Company for further deterioration or improvement to determine if they are appropriately classified and whether there is any impairment. All loans are graded upon initial issuance. Further, all commercial loans are typically reviewed at least annually to determine the appropriate loan grading. In addition, during the renewal process of any loan, as well as if a loan becomes past due, the Company will determine the appropriate loan grade.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(3)  Loans, Continued

Loans excluded from the review process above are generally classified as pass credits until: (a) they become past due; (b) management becomes aware of deterioration in the credit worthiness of the borrower; or (c) the customer contacts the Company for a modification. In these circumstances, the loan is specifically evaluated for potential classification as to special mention, substandard or even charged-off. The Company uses the following definitions for risk ratings:

Pass – A Pass loan's primary source of loan repayment is satisfactory, with secondary sources very likely to be realized if necessary.

Special Mention – A Special Mention loan has potential weaknesses that deserve management's close attention.  If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or the Company's credit position at some future date.  Special Mention loans are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.

Substandard – A Substandard loan is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any.  Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful – A loan classified Doubtful has all the weaknesses inherent in one classified Substandard with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loss – A loan classified Loss is considered uncollectible and of such little value that continuance as a bankable asset is not warranted.  This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(3)  Loans, Continued

Age analysis of past-due loans is as follows (in thousands):

	Accruing Loans
			Greater
	30-59	60-89	Than 90	Total
	Days	Days	Days	Past		Nonaccrual	Total
	Past Due	Past Due	Past Due	Due	Current	Loans	Loans
At September 30, 2016:
Real estate mortgage:
Commercial real estate	$-	-	-	-	249,795	348	250,143
Residential real estate	520	-	-	520	50,046	8	50,574
Construction and land	-	-	-	-	51,258	-	51,258
Commercial	-	-	-	-	96,597	940	97,537
Consumer and other	-	-	-	-	3,361	-	3,361
Total	$520	-	-	520	451,057	1,296	452,873

At December 31, 2015:
Real estate mortgage:
Commercial real estate	300	-	-	300	236,888	1,441	238,629
Residential real estate	147	-	-	147	46,693	475	47,315
Construction and land	-	-	-	-	34,007	-	34,007
Commercial	-	-	-	-	111,208	969	112,177
Consumer and other	-	-	-	-	2,022	-	2,022
Total	$447	-	-	447	430,818	2,885	434,150

The following summarizes the amount of impaired loans (in thousands):

	With No Related
	Allowance Recorded		With an Allowance Recorded			Total
		Unpaid		Unpaid			Unpaid
	Recorded	Principal	Recorded	Principal	Related	Recorded	Principal	Related
	Investment	Balance	Investment	Balance	Allowance	Investment	Balance	Allowance
September 30, 2016:
Real estate mortgage:
Commercial real estate	$471	477	-	-	-	948	977	-
Residential real estate	-	-	8	12	8	8	12	8
Commercial	507	530	795	1,431	273	825	1,461	273
	$978	1,007	803	1,443	281	1,781	2,450	281
December 31, 2015:
Real estate mortgage:
Commercial real estate	1,896	2,085	-	-	-	1,896	2,085	-
Residential real estate	-	-	475	475	28	475	475	28
Construction and land	488	488	-	-	-	488	488	-
Commercial	22	58	518	1,323	123	540	1,381	123
	$2,406	2,631	993	1,798	151	3,399	4,429	151

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(3)  Loans, Continued

The average net investment in impaired loans and interest income recognized and received on impaired loans are as follows (in thousands):

	Average	Interest	Interest
	Recorded	Income	Income
	Investment	Recognized	Received
Period Ended September 30, 2016:
Real estate mortgage:
Commercial real estate	$1,422	11	108
Residential real estate	242	2	69
Construction and land	244	-	-
Commercial	683	78	259
	$2,591	91	436

Year Ended December 31, 2015:
Real estate mortgage:
Commercial real estate	4,710	189	295
Residential real estate	475	1	26
Construction and land	488	-	-
Commercial	1,310	36	43
Consumer and other	34	1	1
	$7,017	227	365

There were no troubled debt restructurings ("TDR's") entered into during the nine-month period ended September 30, 2016. TDR's entered into during the nine-month period ended September 30, 2015 are as follows (dollars in thousands):

		Pre-	Post-
		Modification	Modification
	Number	Outstanding	Outstanding
	of	Recorded	Recorded
	Contracts	Investment	Investment
Troubled Debt Restructurings:
Real estate mortgage-
Commercial real estate-
Modified amortization	1	$455	-

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(3)  Loans, Continued

The allowance for loan losses on all loans that have been restructured and are considered TDR's is included in the Company's specific reserve. The specific reserve is determined on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, or the fair value of the collateral if the loan is collateral-dependent. TDR's that have subsequently defaulted are considered collateral-dependent.  There were no TDR's which were restructured during the year ended December 31, 2015 nor for the period ended September 30, 2016, that subsequently defaulted during the same period.

Impaired collateral-dependent loans are carried at the lower of cost or fair value less estimated selling costs.  Those impaired collateral-dependent loans which are measured at fair value on a nonrecurring basis are as follows (in thousands):

						Losses
						Recorded in
	At Year End					Earnings
	Fair				Total	During the
	Value	Level 1	Level 2	Level 3	Losses	Period
September 30, 2016:
Real estate mortgage:
Commercial real estate	471	-	-	471	98	98
Commercial	1,302	-	-	1,302	578	-
Total	$1,773	-	-	1,773	831	253

December 31, 2015:
Real estate mortgage:
Residential real estate	447	-	-	447	17	17
Commercial real estate	908	-	-	908	189	148
Commercial	411	-	-	411	939	70
Total	$1,766	-	-	1,766	1,145	235

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(4)  Federal Home Loan Bank Advances

The Company's Federal Home Loan Bank ("FHLB") advances at September 30, 2016 and December 31, 2015 are as follows ($ in thousands):

Maturing During
the period Ending	Interest	At September 30,	At December 31,
September 30,	Rate	2016	2015
2016	1.03	$-	5,000
2016	0.74	2,000	2,000
2016	0.70	5,000	5,000
2017	2.39	5,000	5,000
2017	1.04	5,000	5,000
2017	2.47	5,000	5,000
2017	0.67	2,500	2,500
2017	0.87	2,500	2,500
		$27,000	32,000

At September 30, 2016 and December 31, 2015, the FHLB advances are all fixed rate and were collateralized by the Company's FHLB stock and certain securities available for sale and commercial real estate loans.

(5)  Financial Instruments

The Company is a party to financial instruments with off‑balance‑sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments are unfunded loan commitments, available lines of credit and standby letters of credit and may involve, to varying degrees, elements of credit and interest‑rate risk in excess of the amount recognized in the consolidated balance sheet. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for unfunded loan commitments, available lines of credit and standby letters of credit is represented by the contractual amount of those instruments.  The Company uses the same credit policies in making commitments as it does for on‑balance‑sheet instruments.

Commitments to extend credit and unused lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Company evaluates each customer's credit worthiness on a case‑by‑case basis.  The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of the counterparty.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(5)  Financial Instruments, Continued

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party.  These letters of credit are primarily issued to support third-party borrowing arrangements and generally have expiration dates within one year of issuance.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.  The Company generally holds collateral supporting these commitments.  Management does not anticipate any losses will be incurred by the Company if it is required to fund these letters of credit.

The estimated fair values of the Company's financial instruments were as follows (in thousands):

	At September 30,		At December 31
	2016		2015
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial assets:
Cash and cash equivalents	$48,836	48,836	38,436	38,436
Time deposits with banks	$40,518	40,518	43,375	43,375
Securities available for sale	$33,500	33,500	36,316	36,316
Loans, net	$447,337	453,124	429,007	430,346
Accrued interest receivable	$1,203	1,203	1,232	1,232
Federal Home Loan Bank stock	$1,653	1,653	1,887	1,887
Financial liabilities:
Deposits	$493,062	489,086	465,539	454,113
Federal Home Loan Bank advances	$27,000	27,123	32,000	32,084
Subordinated debenture	$-	-	13,800	13,800
Term Loan	$7,276	7,276	-	-
Other borrowings	$6,441	6,441	5,299	5,299
Accrued interest payable	$128	128	118	118
Off-balance-sheet financial instruments	$-	-	-	-

Standby letters of credit and commitments to extend credit typically result in loans with a market interest rate when funded.  A summary of the notional amounts of the Company's financial instruments with off balance sheet risk at September 30, 2016 follows (in thousands):

Unfunded loan commitments	$11,540
Available lines of credit	$136,465
Standby letters of credit	$2,492

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(6)  Incentive Stock Option Plan

In 2010, the Company established an Incentive Stock Option Plan for officers of the Company and reserved 100,000 shares of common stock.  This plan replaced the previous stock option plan which expired during 2010.  There are 10,000 options outstanding under the expired plan. The exercise price of the stock options is the fair market value of the common stock on the date of grant. The options vest over a three year period.  The options must be exercised within ten years from the date of grant. At December 31, 2015 and September 30, 2016, 70,000 options remain available for grant under the plan.

A summary of the activity in the Company's stock option plan is as follows:

			Weighted-
		Weighted-	Average
	Number	Average	Remaining
	of	Exercise	Contractual
	Shares	Price	Term
Outstanding at December 31, 2013	52,500	$31.30
Forfeited	(5,000)	29.00
Outstanding at December 31, 2014	47,500	31.54
Granted	7,500	37.20
Forfeited	(10,000)	32.30
Exercised	(10,000)	29.00
Outstanding at December 31, 2015	35,000	$33.26
Exercised	(15,000)	29.00
Outstanding at September 30, 2016	20,000	$36.45	4.59 years
Exercisable at September 30, 2016	13,900	$36.18	3.44 years

The fair value of options granted in 2015 was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Year Ended
December 31,
2015
Risk-free interest rate	1.80%
Dividend yield	-%
Expected stock volatility	9.06%
Expected life in years	6
Weighted-average per share grant-date fair value of options issued during the year	$4.15

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(6)  Incentive Stock Option Plan, Continued

The Company used the guidance issued by the Securities and Exchange Commission to determine the estimated life of options issued.  Expected volatility is based on historical volatility of stocks of other similar community banks.  The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.  The dividend yield assumption is based on the Company's historical and expected dividend payments exclusive of dividends paid to reimburse for taxes paid by the stockholders.

At September 30, 2016, there was approximately $28,000 of total unrecognized compensation expense related to nonvested stock-based compensation arrangements granted under the plan. The cost is expected to be recognized over the next two years.  During the nine months ending September 30, 2016 and 2015, the total fair value of options vesting and recognized as compensation expense was approximately $8,000 and $7,000, respectively.

(7)  Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's and Bank's financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off‑balance‑sheet items as calculated under regulatory accounting practices.  The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Effective January 1, 2015, the Bank, became subject to the new Basel III capital level threshold requirements under the Prompt Corrective Action regulations. The final rule's requirements are phased in over a multi-year schedule. These new regulations were designed to ensure that banks maintain strong capital positions even in the event of severe economic downturns or unforeseen losses. In addition, Tier 1 capital ratio was increased to 6% to be considered adequately capitalized and to 8% to be considered well capitalized.

Changes that could affect the Bank going forward include increased risk weightings for nonperforming loans and acquisition/development loans in regulatory capital. Under the new regulations in the first quarter of 2015, the Bank elected an irreversible one-time opt-out to exclude accumulated other comprehensive income (loss) from regulatory capital.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(7)  Regulatory Matters, Continued

As of September 30, 2016, the Bank was well capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized the Bank must maintain a minimum Common equity tier 1 capital ratio, Tier 1 capital ratio, Total capital ratio and Tier 1 leverage ratio as set forth in the table below. Management believes, as of September 30, 2016, that the Bank meets all capital adequacy requirements to which it is subject. The Bank’s actual capital amounts and percentages are presented in the table below ($ in thousands):

					For Well
			For Capital		Capitalized
	Actual		Adequacy Purposes		Purposes
	Amount	Percent	Amount	Percent	Amount	Percent
As of September 30, 2016:
Common equity Tier 1
capital ratio	$52,918	11.41%	$20,862	4.50%	$30,134	6.50%
Total capital (to Risk-
Weighted Assets)	58,002	12.51	37,088	8.00	46,360	10.00
Tier 1 capital (to Risk-
Weighted Assets)	52,918	11.41	27,816	6.00	37,008	8.00
Tier 1 Capital (to Average
Assets)	52,918	9.39	22,551	4.00	28,189	5.00

As of December 31, 2015:
Common equity Tier 1
capital ratio	57,125	12.98	19,804	4.50	28,606	6.50
Total capital (to Risk-
Weighted Assets)	61,926	14.07	35,208	8.00	44,010	10.00
Tier 1 capital (to Risk-
Weighted Assets)	57,125	12.98	26,406	6.00	35,208	8.00
Tier 1 Capital (to Average
Assets)	57,125	10.27	22,244	4.00	27,805	5.00

(8)   Term Loan

On January 4, 2016, the Company borrowed $8,000,000 from a correspondent bank.  The purpose of the loan was to pay off the $13,800,000 SBLF Debenture.  It is a five-year amortizing term loan that matures on January 15, 2021.  It is secured by the common stock of the Bank.  The rate is 3.86% fixed and principal and interest payments of

$442,000 are to be made quarterly.

(continued)

PLATINUM BANK HOLDING COMPANY

Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(9)  Earnings Per Share ("EPS")

Earnings per share has been computed on the basis of the weighted-average number of shares of common stock outstanding.  Outstanding stock options are considered dilutive securities for purposes of calculating diluted EPS which was computed using the treasury stock method (dollars in thousands, except per share amounts):

	2016			2015
		Weighted	Per		Weighted	Per
		Average	Share		Average	Share
Nine Months Ended September 30:	Earnings	Shares	Amount	Earnings	Shares	Amount
Basic EPS:
Net Earnings applicable to common shareholders	$4,569	1,101,761	$4.15	$4,311	1,095,585	$3.93
Effect of dilutive securities –
Incremental shares from assumed conversion of options		2,302			4,294
Diluted EPS:
Net earnings applicable to common shareholders	$4,569	1,104,063	$4.14	$4,311	1,099,879	$3.92